EX-107

Calculation of Filing Fee Tables Form S-1

Form S-1

(Form Type)

Getty Images Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

Filing Fee
Previously Paid
			Fee		Proposed						In Connection
			Calculation		Maximum					Carry	with Unsold
		Security	or Carry		Offering	Maximum	Amount of	Carry	Carry	Forward	Securities
		Class	Forward	Amount	Price	Aggregate	Registration	Forward	Forward	Initial	to be Carried
	Security Type	Title	Rule	Registered(1)	Per Unit	Offering Price Fee Rate	Fee	Form Type	File Number	effective date	Forward
Newly Registered Securities
				—					$
Fees Previously Paid	Equity	Secondary Offering Class A Common Stock	457(c)	400,795,769	$25.56(2)		$10,244,339,856	0.0000927	$949,650.30	—	—
Fees Previously Paid	Other	Secondary Offering Warrants to purchase Class A Common Stock	Other	3,750,000(3)	—		—	—(3)	—(3)	—	—

Total Offering Amounts	$949,650.30
Total Fees Previously Paid	970,196
Total Fee Offsets	—
Net Fee Due	$—

Table 3: Combined Prospectuses

		Amount of Securities
		Previously	Maximum Aggregate	Form
Security Type	Security Class Title	Registered	Offering Price	Type	File Number	Initial Effective Date
Equity	Class A Common Stock underlying Warrants(4)	39,260,000(5)	$451,490,000	S-4	333-262203	June 30, 2022

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued as a result of stock splits, stock dividends or similar transactions.

(2)

Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(c) under the Securities Act, as amended, based on the average of the high and the low prices as reported on the New York Stock Exchange on August 5, 2022.

(3)

The resale of the Forward Purchase Warrants and the shares of Class A Common Stock of the registrant issuable upon exercise of the Forward Purchase Warrants are being simultaneously registered hereunder. No separate registration fee is required pursuant to Rule 457(g) under the Securities Act. Consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations, the registration fee with respect to such Forward Purchase Warrants has been allocated to the shares of Class A Common Stock underlying such Forward Purchase Warrants and those shares of Class A Common Stock are included in the registration fee as calculated herein.

(4)

No registration fee is payable in connection with the 39,260,000 shares of Class A Common Stock previously registered on a registration statement on Form S-4 (File No. 333-262203), which was declared effective on June 30, 2022 (the “Prior Registration Statement”) because such shares are being transferred from the Prior Registration pursuant to Rule 429(b) under the Securities Act. A registration fee is only payable in connection with the 400,795,769 shares of Class A Common Stock that were not previously registered under the Prior Registration Statement, with a proposed maximum aggregate offering price of $10,244,339,856. See “Statement Pursuant to Rule 429” in this registration statement.

(5)

39,260,000 shares of Class A Common Stock registered under the Prior Registration Statement are included this registration statement. Pursuant to Rule 429(b) under the Securities Act, this registration statement upon effectiveness, will constitute post-effective amendments to the Prior Registration Statement, which post-effective amendments shall hereafter become effective concurrently with the effectiveness of this registration statement and in accordance with Section 8(c) of the Securities Act. If securities previously registered under the Prior Registration Statement are offered and sold before the effective date of this registration statement, the amount of previously registered securities so sold will not be included in the prospectus hereunder.